As filed with the Securities and Exchange Commission on December 2, 1996
                                                       Registration No. 33-60851

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact name of registrant as specified in its charter)

             IOWA                                      42-1451822
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


                         666 GRAND AVENUE, P. O. BOX 657
                           DES MOINES, IOWA 50303-0657
                                 (515) 242-4300
     (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)


               MIDAMERICAN ENERGY COMPANY RETIREMENT SAVINGS PLAN
MIDAMERICAN ENERGY COMPANY RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plans)


                                PAUL J. LEIGHTON
                               CORPORATE SECRETARY
                         666 GRAND AVENUE, P.O. BOX 657
                           DES MOINES. IOWA 50303-0657
                                 (515) 242-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ____________________________

Pursuant to Rule 414(d) under the Securities Act, MidAmerican Energy Holdings Company, as successor issuer to MidAmerican Energy Company, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended.

                         DESCRIPTION OF THE TRANSACTION

     On April 24, 1996, the shareholders of MidAmerican Energy Company, an Iowa corporation ("MidAmerican"), approved the adoption of a holding company structure for MidAmerican, pursuant to which on December 1, 1996, subsequent to obtaining all necessary regulatory approvals and upon the effectiveness of Articles of Exchange filed with the Secretary of State of the State of Iowa (the "Effective Date"), each share of common stock, no par value, of MidAmerican ("MidAmerican Common Stock"), then outstanding was exchanged on a share-for-share basis for one share of the common stock of the holding company, MidAmerican Energy Holdings Company, also an Iowa corporation ("Holdings"). As a result of the share exchange as described above ("Share Exchange"), the holders of MidAmerican Common Stock received one share of Holdings common stock, no par value ("Holdings Common Stock"), in exchange for each share of MidAmerican Common Stock, MidAmerican became a wholly-owned subsidiary of Holdings, and Holdings replaces MidAmerican as the publicly held corporation as of the Effective Date.

     Beginning on the Effective Date, shares of Holdings Common Stock will be issued pursuant to the MidAmerican Energy Company Retirement Savings Plan and the MidAmerican Energy Company Retirement Savings Plan for Bargaining Unit Employees (the "Plans") instead of shares of MidAmerican Common Stock. In approving the Share Exchange, the shareholders of MidAmerican ratified the amendment of the Plans by Holdings. The rights and terms of the Holdings Common Stock are essentially the same as those of the MidAmerican Common Stock. Holdings Common Stock is listed on the New York Stock Exchange and trades under the same symbol (MEC) as MidAmerican previously traded.

     Holdings had, immediately after the Effective Date, the same directors and the same consolidated assets, liabilities and shareholders' equity as MidAmerican had immediately prior to the Effective Date. The implementation of the holding company structure did not result in any change in MidAmerican's operation of its business which involves generating, transmitting, distributing and selling electric energy and distributing, selling and transporting natural gas in the States of Iowa, Illinois, Nebraska and South Dakota, and other non-regulated energy-related businesses and regional business development. MidAmerican continues to operate under the name "MidAmerican Energy Company."

     Holdings expressly adopts MidAmerican's Registration Statement No. 33-60851 on Form S-8, as filed with the Securities and Exchange Commission on July 3, 1995, as Holdings own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously field with the Commission pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act"), are hereby incorporated by reference herein and shall be deemed a part hereof:

     1. MidAmerican's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995.

     2. MidAmerican's Quarterly Reports on Form 10-Q for the period ended March 31, 1996, as amended, and for the periods ended June 30, 1996 and September 30, 1996.

     3. MidAmerican's Current Reports on Form 8-K reporting events occurring on February 20, 1996, April 25, 1996, May 28, 1996 and October 17, 1996.


     4. The description of the Registrant's common stock, no par value ("Common Stock"), which is contained in the Registration Statement on Form 8-B filed with the Commission under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.


     5. The Annual Report on Form 11-K of the Iowa-Illinois Gas and Electric Company Savings Plan for the year ended December 31, 1995 (File No. 1-11505).

     6. The Annual Report on Form 11-K of the Midwest Power Systems Inc., 401(k) Plan for Bargaining Employees for the year ended December 31, 1995 (File No. 1-11505).

     7. The Annual Report on Form 11-K of the Midwest Power Systems Inc. 401(k) Plan for Salaried Employees for the year ended December 31, 1995 (File No. 1-11505).

     All documents, filed by or on behalf of the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act, and all documents filed by the Iowa-Illinois Gas and Electric Company Savings Plan, the Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees and the Midwest Power Systems Inc. 401(k) Plan for Salaried
Employees (collectively, the "Plans") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of the Company or any of the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 490.850 through 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers and employees against liability under certain circumstances. Each of the Restated Articles of Incorporation, and the Bylaws of the Company provide for indemnification of directors, officers and employees to the full extent provided by the IBCA. Each of the Restated Articles of Incorporation, and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to Section 490.857 of the IBCA, the Restated
Articles of Incorporation, and the Bylaws, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

          As permitted by Section 490.832 of the IBCA, the Restated Articles of Incorporation of the Company, provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders).

ITEM 7.   EXEMPTION FROM REGISTRATION

          Not applicable


ITEM 8.   EXHIBITS

            4(1)        Restated Articles of Incorporation of the
                        Company, (filed as Exhibit 3(a) to the
                        Company's Registration Statement on Form S-4, File No. 333-01645)*

            4(2) Bylaws of the Company (filed as Exhibit 3(b) to the Company's Registration Statement on Form S-4, File No. 333-01645)*


            4(3) MidAmerican Energy Company Retirement Savings Plan, formerly referred to as the Iowa-Illinois Gas and Electric Company Savings Plan, previously filed


            4(4) MidAmerican Energy Company Retirement Savings Plan for Bargaining Unit Employees, formerly referred to as the Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees, previously filed

            5(1)        Opinion of John A. Rasmussen, Jr., Esq.

            5(2) The Company undertakes that it will submit, or cause to be submitted, the Iowa-Illinois Gas and Electric Company Savings Plan, Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees, and Midwest Power Systems Inc. 401(k) Plan for Salaried Employees ("Plans") and all amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and that it will make, or will cause to be made, all changes required by the IRS in order for the IRS to issue determination letters with respect to each of the Plans.

            23(1)-(4)   Consent of Arthur Andersen LLP

            23(5)       Consent of Deloitte & Touche LLP


            23(6)       Consent of John A. Rasmussen, Jr. (included in
                        Exhibit 5)

            24          Powers of Attorney
________________________
     * Incorporated herein by reference, as indicated.


ITEM 9.   UNDERTAKINGS

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an annual report of one of the Plans pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, and State of Iowa as of this 2nd day of December, 1996.

                                   MIDAMERICAN ENERGY HOLDINGS COMPANY




                                   By   /s/ Stanley J. Bright*
                                      ------------------------------------
                                            Stanley J. Bright
                                            President, Chief Executive Officer
                                            and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated as of this 2nd day of December, 1996.


         Signature                                     Title
         ---------                                     -----

/s/Russell E. Christiansen*                  Chairman of the Board of Directors
-----------------------------------          and Director
   Russell E. Christiansen

/s/Stanley J. Bright*                        President, Chief Executive Officer
-----------------------------------          and Director (Principal Executive
   Stanley J. Bright                         Officer)

/s/Philip G. Lindner                         Group Vice President and Chief
-----------------------------------          Financial Officer (Principal
   Philip G. Lindner                         Accounting Officer)

/s/John W. Aalfs*                            Director
-----------------------------------
   John W. Aalfs

/s/Robert A. Burnett*                        Director
-----------------------------------
   Robert A. Burnett

/s/Ross D. Christensen*                      Director
-----------------------------------
   Ross D. Christensen

/s/John W. Colloton*                         Director
-----------------------------------
   John W. Colloton

/s/Frank S. Cottrell*                        Director
-----------------------------------
   Frank S. Cottrell

/s/Jack W. Eugster*                          Director
-----------------------------------
   Jack W. Eugster

/s/Mel Foster, Jr.*                          Director
-----------------------------------
   Mel Foster, Jr.

/s/Nolden Gentry*                            Director
-----------------------------------
   Nolden Gentry

/s/James M. Hoak, Jr.*                       Director
-----------------------------------
   James M. Hoak, Jr.

/s/Richard L. Lawson*                        Director
-----------------------------------
   Richard L. Lawson

/s/Robert L. Peterson*                       Director
-----------------------------------
   Robert L. Peterson

/s/Nancy L. Seifert*                         Director
-----------------------------------
   Nancy L. Seifert

/s/W. Scott Tinsman*                         Director
-----------------------------------
   W.  Scott Tinsman

/s/Leonard L. Woodruff*                      Director
-----------------------------------
   Leonard L. Woodruff


*By  /s/Paul J. Leighton
    -------------------------------
     (Paul J. Leighton
     as Attorney-in-Fact of
     the persons indicated)

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan administrators for the Iowa-Illinois Gas and Electric Company Savings Plan, the Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees, and the Midwest Power Systems Inc. 401(k) Plan for Salaried Employees have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, as of December 2, 1996.

                                   IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
                                    SAVINGS PLAN
                                   MIDWEST POWER SYSTEMS INC.
                                    401(K) PLAN FOR BARGAINING EMPLOYEES
                                   MIDWEST POWER SYSTEMS INC.
                                    401(K) PLAN FOR SALARIED EMPLOYEES



                                   By:    /s/  Stanley J. Bright*
                                      -----------------------------------------
                                      Name:    Stanley J. Bright
                                      Title:   Plan Administrator

                                  EXHIBIT LIST


Exhibit
  No.                         Description
-------                       -----------

  4(1)         Restated Articles of Incorporation of the Company
               (filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4, File No. 333-01645)*

  4(2) Bylaws of the Company (filed as Exhibit 3(b) to the Company's Registration Statement on Form S-4, File
               No. 333-01645)*


  4(3) MidAmerican Energy Company Retirement Savings Plan, formerly referred to as the Iowa-Illinois Gas and Electric Company Savings Plan, previously filed


  4(4) MidAmerican Energy Company Retirement Savings Plan for Bargaining Unit Employees, formerly referred to as the Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees, previously filed

  5(1)         Opinion of John A. Rasmussen, Jr., Esq.

  5(2) The Company undertakes that it will submit, or cause to be submitted, the Iowa-Illinois Gas and Electric Company Savings Plan, Midwest Power Systems Inc. 401(k) Plan for Bargaining Employees, and Midwest Power Systems Inc. 401(k) Plan for Salaried Employees ("Plans") and all amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and that it will make, or will cause to be made, all changes required by the IRS in order for the IRS to issue determination letters with respect to each of the Plans.

  23(1)-(4)    Consent of Arthur Andersen LLP


  23(5)        Consent of Deloitte & Touche LLP


  23(6)        Consent of John A. Rasmussen, Jr. (included in Exhibit 5)

  24           Powers of Attorney


________________________
     * Incorporated herein by reference, as indicated.